UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2018

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices, including zip code)

(617) 532-6100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 12, 2018, Wayfair Inc. (the “Company”) and its wholly-owned subsidiary Wayfair LLC (the “Borrower”) entered into Amendment No. 2 (“Credit Agreement Amendment No. 2”) to the Credit Agreement (the “Credit Agreement”), dated as of February 22, 2017, as previously amended, by and among the Company, the Borrower, Citibank, N.A., in its capacity as administrative agent, swing line lender and letter of credit issuer, and certain other lenders party thereto.

Among other changes, Credit Agreement Amendment No. 2: (i) increases the letter of credit sublimit to $65 million and (ii) modifies certain baskets in the exceptions to the Credit Agreement's negative covenants, including, without limitation, the restricted payments, investments and indebtedness covenants.

The foregoing description of Credit Agreement Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Credit Agreement Amendment No. 2 filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2 to the Credit Agreement, dated February 22, 2017, as amended by that certain Amendment No. 1 dated as of September 11, 2017, by and among Wayfair LLC, Wayfair Inc., each Lender from time to time party thereto and Citibank, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, dated April 12, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: April 13, 2018	By:	/s/ Enrique Colbert
Enrique Colbert
General Counsel and Secretary